Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Purple Biotech Ltd.

We consent to the use of our report dated March 7, 2022, with respect to the consolidated statements of Purple Biotech Ltd. and its subsidiaries, incorporated herein by reference.

/s/ Somekh Chaikin

Somekh Chaikin

A member firm of KPMG International

Tel Aviv, Israel

April 4, 2022